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                                                                EXHIBIT 10.14

                          STOCK PURCHASE AGREEMENT

                 THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 26, 1996, is by and among Electronic Data Systems Corporation, a Delaware corporation ("EDS"), Medical Manager Corporation, a Delaware corporation ("MMC"), and National Medical Systems, Inc., a Florida corporation ("NMS").

                                    RECITALS

                 WHEREAS, pursuant to a certain Agreement and Plan of Reorganization, dated as of September 30, 1996 (the "Reorganization Agreement"), by and among MMC, NMS, NMS Acquisition I Corp., a Delaware corporation and wholly owned subsidiary of MMC ("Newco"), and the several stockholders named therein (the "Stockholders"), the parties thereto have agreed to consummate a transaction involving, among other things, the merger of Newco with and into NMS (the "Merger");

                 WHEREAS, MMC has entered into other separate agreements substantially similar to the Reorganization Agreement (collectively, the "Other Reorganization Agreements"), each of which is entitled "Agreement and Plan of Reorganization," with each of RTI Business Systems, Inc., a New York corporation, Systems Plus, Inc., a California corporation, Systems Plus Distribution, Inc., a California corporation, Personalized Programming, Inc., a Florida corporation, Systems Management, Inc., an Indiana corporation, and their respective stockholders in order to acquire additional medical software development and distribution companies;

                 WHEREAS, the Reorganization Agreement, the Other
Reorganization Agreements and the IPO (as hereinafter defined) constitute the "MMC Plan of Organization;"

                 WHEREAS, in contemplation of the MMC Plan of Organization, EDS desires to purchase from NMS, and NMS desires to issue and sell to EDS, a number of shares (the "NMS Shares") of the common stock, par value $.01 per share, of NMS ("NMS Common Stock") that, upon consummation of the Merger, will result in the acquisition by EDS of shares (the "MMC Shares") of the common stock, par value $.01 per share, of MMC ("MMC Stock") for an aggregate price of $12,500,000 and a per share price of 93% of the IPO Price (as hereinafter defined); and

                 WHEREAS, the parties hereto intend that the closing of the purchase and sale of the NMS Shares hereunder will occur immediately prior to, and on the same date as, the closing of the Merger and the IPO;

                                   AGREEMENTS

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 As used in this Agreement:


                 "Amendment No. 2" means the draft dated January 3, 1997 of Amendment No. 2 to the Registration Statement.


                 "Closing" means the closing of the sale and purchase of the NMS Shares pursuant to this Agreement.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Commission" means the Securities and Exchange Commission.

                 "EDS" has the meaning set forth in the Preamble to this Agreement.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Financial Statements" means the financial statements of MMC, each of the Founding Companies and their respective consolidated subsidiaries, including the notes thereto, as contained in the Registration Statement.

                 "Founding Companies" means, collectively, NMS, together with each of the other entities with which MMC has entered into the Other Reorganization Agreements.

                 "Funding and Consummation Date" means the date upon which each of the following actions has occurred: (i) the articles or certificates of merger with respect to the Merger shall be or shall have been filed with the appropriate state authorities so that they shall be or, as of 8:00 a.m. New York City time on the Funding and Consummation Date, shall become effective and the Merger shall thereby be effected, (ii) all transactions contemplated by the Reorganization Agreement, including without limitation the conversion and delivery of shares which the Stockholders shall be entitled to receive pursuant to the Merger in accordance with Section 3 thereof, shall have been




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consummated and (iii) the closing with respect to the IPO shall occur and be deemed to be completed.

                 "GAAP" means generally accepted accounting principles, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

                 "Governmental Authority" means (i) the United States of America or any state within the United States of America and (ii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state within the United States of America.

                 "IPO" means the initial public offering of MMC Stock pursuant to the Registration Statement.

                 "IPO Price" means the price at which the MMC Stock is sold to the public in the IPO.

                 "Law" means any applicable statute, law, ordinance, regulation, rule, ruling, order, restriction, requirement, writ, injunction, decree or other official act of or by any Governmental Authority.

                 "MMC" has the meaning set forth in the Preamble to this Agreement.

                 "MMC Plan of Organization" has the meaning set forth in the Recitals to this Agreement.

                 "MMC Shares" has the meaning set forth in the Recitals to this Agreement.

                 "MMC Stock" has the meaning set forth in the Recitals to this Agreement.

                 "Material Adverse Effect" with respect to a Person means a material and adverse effect on the financial condition, results of operations, business, properties or prospects of such Person and its consolidated subsidiaries, taken as a whole.

                 "Merger" has the meaning set forth in the Recitals to this Agreement.

                 "NMS" has the meaning set forth in the Preamble to this Agreement.

                 "NMS Common Stock" has the meaning set forth in the Recitals to this Agreement.

                 "NMS Shares" has the meaning set forth in the Recitals to this Agreement.





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                 "Other Founding Companies" means all of the Founding
Companies other than NMS.

                 "Other Reorganization Agreements" has the meaning set forth in the Recitals to this Agreement.

                 "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

                 "Purchase Price" has the meaning set forth in Section 2.1.

                 "Registration Statement" means that certain registration statement on Form S-1 (Registration No. 333- 13101), as amended, filed with the Commission by MMC with respect to the IPO.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Stockholders" has the meaning set forth in the Recitals to this Agreement.

                                   ARTICLE II
                        PURCHASE AND SALE OF THE SHARES

                 2.1 Purchase and Sale of Shares. Subject to the satisfaction of the terms and conditions herein set forth and in reliance upon the respective representations and warranties of the parties set forth herein or in any document delivered pursuant hereto, at the Closing, NMS shall sell to EDS, free and clear of any liens, claims, charges or encumbrances whatsoever, and EDS shall purchase from NMS, the number of NMS Shares that will result in the conversion of such NMS Shares in the Merger into a number of shares of MMC Stock equal to the quotient obtained by dividing (i) $13,440,860.21 by (ii) the IPO Price, in exchange for payment to NMS by EDS of $12,500,000 in cash (the "Purchase Price").

                 2.2 Closing. The Closing shall take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 immediately prior to the closing of the Merger on the Funding and Consummation Date, or at such other time, date and place as may be agreed to in writing by each of the parties hereto.

                 2.3 Delivery. At the Closing, NMS shall deliver to EDS, against payment by EDS of the Purchase Price, one or more certificates representing the NMS Shares duly issued and in form sufficient to vest title thereto fully in EDS, free and clear of all liens, claims and encumbrances. At the effective time of the Merger and on the Funding and Consummation Date, MMC shall deliver to EDS, upon surrender of the certificate or certificates referenced in the immediately preceding sentence, one or more certificates representing the MMC Shares into which the NMS Shares are





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convertible in the Merger, duly issued and in form sufficient to vest title thereto fully in EDS, free and clear of any liens, claims, charges or encumbrances whatsoever.

                 2.4 Payment. At the Closing, EDS shall pay to NMS, by wire transfer of immediately available funds to an account designated by NMS or by such other means as may be acceptable to NMS, the Purchase Price.

                 2.5 Further Assurances. At or after the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as any party may reasonably deem to be necessary or advisable in order more fully to consummate the transactions contemplated by this Agreement and to carry out and effectuate the purposes intended hereby to be accomplished.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF MMC AND NMS

                 MMC and NMS hereby jointly and severally represent and warrant to EDS that the following are true and correct as of the date of this Agreement and will be true and correct at and as of the date of the Closing, in each case as if made on such date:

                 3.1 Organization. MMC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. NMS is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each of MMC and NMS is duly qualified or licensed to do business as a foreign corporation, and in good standing, in every jurisdiction in which its ownership of property or the conduct of its business requires such qualification or licensing, except where the failure to be so qualified or licensed would not have a Material Adverse Effect upon MMC or NMS, as applicable. True and complete copies of the certificates of incorporation and bylaws of MMC and NMS, each as amended to date, have been provided to EDS.

                 3.2 Authority. Each of MMC and NMS has all requisite corporate power and authority, as applicable, to carry on its business as presently conducted, to enter into this Agreement, to issue, sell and deliver the NMS Shares and the MMC Shares on the terms described in this Agreement, and to perform its other obligations contemplated by this Agreement.

                 3.3 Authorization. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of each of MMC and NMS and their respective stockholders.

                 3.4 Binding Agreement. This Agreement has been duly executed and delivered by each of MMC and NMS and constitutes a legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy





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and other similar laws of general application with respect to creditors and subject to principles of equity and public policy that affect enforceability of agreements generally.

                 3.5 No Conflicts. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation, bylaws or other governing documents of MMC or NMS, or any agreement, indenture or other instrument to which MMC or NMS is a party or by which either of them are bound or to which any of either of their properties are subject or, as a result of the MMC Plan of Organization, MMC or NMS will become a party or by which either of them will become bound or to which any of either of their properties will be subject. The performance by MMC or NMS of their respective obligations hereunder violate any Law or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of MMC or NMS. No permit, consent, approval, authorization or order of, or filing with, any Governmental Authority or other Person is required in connection with the consummation by MMC and NMS of the transactions contemplated by this Agreement, except such as have been obtained and as otherwise contemplated by this Agreement.

                 3.6      Capitalization.

                          (a) The authorized capital stock of NMS consists solely of (i) 25,000,000 shares of NMS Common Stock, of which 7,176,642 shares are issued and outstanding on the date hereof, and
         (ii) 5,000,000 shares of convertible redeemable preferred stock, par value $1.00 per share, of NMS ("NMS Preferred Stock"), of which 100,000 shares are issued and outstanding on the date hereof. No shares of capital stock of NMS are held in its treasury. All outstanding shares of capital stock of NMS have been validly issued and are fully paid and non-assessable and have not been issued in violation of preemptive or similar rights. Holders of shares of NMS' capital stock have no preemptive rights. Except for (i) outstanding warrants for the purchase of an aggregate of 910,000 shares of NMS Common Stock (the "Outstanding NMS Warrants") and (ii) the outstanding NMS Preferred Stock, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating NMS or any other Person to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of NMS, and, except for any shares reserved for issuance upon any exercise of the Outstanding NMS Warrants or the NMS Preferred Stock, no shares of capital stock of NMS are reserved for any such purpose. To the knowledge of NMS, except for the shareholders agreement identified on Schedule 7.6 of the Reorganization Agreement, there are no agreements among the stockholders of NMS and any other Person or among NMS and any other Person limiting or restricting the free transferability of shares of capital stock of NMS or granting to any Person a right of first refusal with respect to any such capital stock.

                          (b) Except for the transactions contemplated by this Agreement or the Reorganization Agreement, there are (i) to the knowledge of NMS, no voting trusts or voting





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         agreements or other arrangements among, or irrevocable proxies executed by, stockholders of NMS, (ii) except for the shareholders agreement identified on Schedule 7.6 of the Reorganization Agreement, no existing rights of stockholders to require NMS to register any securities of NMS or to participate with NMS in any registration by NMS of its securities, (iii) to the knowledge of NMS, except for the shareholders agreement identified on Schedule 7.6 of the Reorganization Agreement, no agreements among stockholders providing for the purchase or sale of capital stock of NMS and (iv) no obligations (contingent or otherwise) of NMS to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

                          (c)     Immediately prior to the Funding and
         Consummation Date, the authorized capital stock of MMC will consist solely of (i) 50,000,000 shares of MMC Stock, of which the number of issued and outstanding shares are as set forth in Amendment No. 1, and
         (ii) 500,000 shares of preferred stock, $.01 par value, of which no shares will be issued and outstanding. Upon and immediately following the consummation of the Merger and the IPO, EDS will own not less than 4% of the issued and outstanding shares of MMC Stock.

                 3.7      Validity of the NMS Shares and the MMC Shares.

                          (a) The issuance, sale and delivery of the NMS Shares in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of NMS and its stockholders, and the NMS Shares when so issued, sold and delivered against payment therefor in accordance with this Agreement will be duly and validly issued, fully paid and nonassessable.

                          (b) The Merger, including the issuance of the MMC Shares in exchange for the NMS Shares in accordance with the Reorganization Agreement, has been duly authorized by all necessary corporate action on the part of MMC and its stockholders, and the MMC Shares when exchanged for the NMS Shares in accordance with the provisions of the Reorganization Agreement will be duly and validly issued, fully paid and nonassessable.

                 3.8 Absence of Bankruptcy Proceedings. There are no bankruptcy, reorganization or arrangement proceedings pending against, being contemplated by, or to the knowledge of MMC or NMS, threatened against, MMC or NMS.

                 3.9 Brokers. Except for Morgan Stanley & Co., no broker or finder has acted for or on behalf of MMC or NMS in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of MMC or NMS.





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                 3.10    Financial Statements.  The Financial Statements
(i) present fairly the financial position of the relevant entities (including, without limitation, MMC and NMS) and their respective consolidated subsidiaries as of the dates identified therein, (ii) present fairly the results of operations, cash flows and changes in stockholders' equity of such entities and their respective consolidated subsidiaries for the periods identified therein, and (iii) were prepared in accordance with GAAP consistently followed throughout the periods involved, except as otherwise noted therein. MMC and NMS have no material liabilities, contingent or otherwise, not reflected in the relevant balance sheets (or the notes thereto) included in the Financial Statements, other than any such liabilities incurred in the ordinary course of business since September 30, 1996.

                 3.11 No Material Adverse Change. Since September 30, 1996, there has not been any material adverse change in the financial condition, results of operations, business, properties or prospects of MMC, NMS or, to the knowledge of MMC or NMS, any of the Other Founding Companies.


                 3.12 Amendment No. 2. MMC has furnished EDS true and complete copies of Amendment No. 2. Amendment No. 2 will comply as to form when filed in all material respects with the rules and regulations of the Commission and will not on the date of filing contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


                 3.13 Registration Rights. Except as provided in this Agreement, the Reorganization Agreement or the Other Reorganization Agreements, there are no contracts, agreements or understandings between MMC and any person granting such person the right to require MMC to include any securities of MMC in a registration statement filed under the Securities Act.

                 3.14 Offering. Subject to the accuracy of EDS' representations in Article IV hereof, the offer, sale and issuance of the NMS Shares as contemplated by this Agreement and the issuance of the MMC Shares pursuant to the Merger as contemplated by the Reorganization Agreement are each exempt from the registration requirements of the Securities Act and the securities laws of any state having jurisdiction with respect to the transactions contemplated by this Agreement, and none of MMC, NMS or anyone acting on their behalf has or will take any action that would cause the loss of such exemptions.

                 3.15 No Defaults. None of MMC, NMS or, to the knowledge of MMC or NMS, any Other Founding Company is (a) in violation of any provision of its charter or bylaws, (b) in breach, violation or default, in any material respect, of or under any material contract, lease, commitment or instrument to which it is a party or by which it is bound or to which any of its properties or assets are subject, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute such a breach, violation or default or (c) in material violation of any Law.





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                 3.16     Litigation.  There is no action, suit, proceeding or
investigation pending or, to the knowledge of MMC or NMS, threatened against or affecting MMC, NMS or any Other Founding Company or any properties or rights of any of them by or before any Governmental Authority that (i) relates to or challenges the legality of this Agreement, the Reorganization Agreement, any Other Reorganization Agreement, the NMS Shares or the MMC Shares to be issued in connection with the Merger, (ii) would reasonably be expected to have a Material Adverse Effect upon MMC, NMS or any Other Founding Company (except as disclosed in Amendment No. 1) or (iii) would reasonably be expected to impair the ability of MMC, NMS or any Other Founding Company to perform fully on a timely basis any obligations that it has under this Agreement, the Reorganization Agreement, any Other Reorganization Agreement, or any documents related hereto or thereto.

                 3.17 Compliance with Laws. Each of MMC, NMS and the Other Founding Companies are in compliance in all material respects with all laws and regulations in all jurisdictions in which MMC, NMS and the Other Founding Companies are presently doing business.

                 3.18 Taxes. All tax returns required to be filed by MMC, NMS and the Other Founding Companies in any jurisdiction have been so filed, and all taxes, assessments, fees and other charges shown thereon to be due and payable have been paid, other than those being contested in good faith. Neither MMC nor NMS knows of any actual or proposed material additional tax assessments for any fiscal period against it or any of the Other Founding Companies. None of MMC's, NMS's or the Other Founding Companies' tax returns are under audit, and no waivers of the statute of limitations or extensions of time with respect to any tax returns have been granted to MMC, NMS or any of the Other Founding Companies.

                 3.19 ERISA. Assuming the accuracy of the representations and warranties of EDS contained in Section 4.8 of this Agreement, none of the execution and delivery of this Agreement, the sale of the NMS Shares pursuant to this Agreement, or the issuance of the MMC Shares in the Merger pursuant to the Reorganization Agreement is a prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) on the part of MMC, NMS or any of the Other Founding Companies that is not exempt by statute, regulation or class exemption. Each of MMC and NMS is in compliance in all material respects with all presently applicable provisions of ERISA; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which MMC or NMS would have any material liability; neither MMC nor NMS has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 (whether or not waived) or 4971 of the Code; and each "pension plan" for which MMC or NMS would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.





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                 3.20     Compliance with Environmental Laws.  The business and
properties of MMC, NMS and, to the knowledge of MMC or NMS, each of the Other Founding Companies have been operated in compliance with all applicable federal, state or local laws, rules, regulations or orders (collectively, "Environmental Laws") relating to pollution or protection of the environment including, without limitation, any law, rule, regulation or order relating to emissions, discharges, releases or threatened releases ("Releases") of chemicals, pollutants, contaminants, wastes, petroleum or petroleum products, toxic substances or hazardous substances ("Pollutants") for which noncompliance would have a Material Adverse Effect upon MMC or NMS. None of MMC, NMS or any Other Founding Company has received any written communication, whether from a Governmental Authority, citizens' group, landowner, employee or otherwise, nor, to the knowledge of MMC, has MMC, NMS or any Other Founding Company received any oral communication from a Governmental Authority, alleging that (i) MMC, NMS or any such Other Founding Company is not in compliance with any Environmental Law applicable to it and its business and properties, or (ii) any employee or third party has suffered bodily injury or property damage as a result of one or more Releases of Pollutants arising out of or resulting from the operations of MMC, NMS, any Other Founding Company, or prior owners and operators of their business or property, which allegation, if true, would have a Material Adverse Effect upon MMC, NMS or such Other Founding Company, as the case may be. Except as disclosed in Amendment No. 1, none of MMC, NMS or, to the knowledge of MMC or NMS, any Other Founding Company has any material obligation to remediate, repair or replace any property, whether real or personal, owned by MMC, NMS, any Other Founding Company or any third party, as a result of one or more Releases of Pollutants arising out of or resulting from the operations of MMC, NMS, or such Other Founding Company, as the case may be, or prior owners and operators of their business or properties.

                 3.21 Insurance. MMC, NMS and the Other Founding Companies are beneficiaries of policies of insurance, issued by insurers of recognized responsibility, providing adequate coverage to insure the properties and businesses thereof against such risks and in such amounts as are prudent and customary in the respective industries of MMC, NMS and the Other Founding Companies. All premiums due thereon have been paid and no notice of cancellation has been received with respect thereto.

                 3.22     Patents, Trademarks, Copyrights, Etc.

                          (a) MMC, NMS and the Other Founding Companies own all patents, technology, know-how, processes, trademarks and copyrights, if any, necessary to conduct their business, or possess adequate licenses or other rights, if any, therefor, without conflict with the rights of others, including without limitation The Medical Manager(R) (the "Proprietary Rights").

                          (b) MMC, NMS, or such Other Founding Company, as the case may be, has the right to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties (other than those which have been obtained) is





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         required for the use thereof by MMC, NMS or such Other Founding
         Company, and no claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and none of MMC, NMS or such Other Founding Company knows of any basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated and, if applicable, has been duly issued or filed.

                          (c) There is no claim that, or inquiry as to whether, any product, activity or operation of MMC, NMS or any Other Founding Company infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or, to the knowledge of MMC and NMS, are threatened which challenge the rights of MMC, NMS or such Other Founding Company with respect thereto.

                 3.23 Accuracy of Information Furnished. No representation or warranty made by MMC or NMS in this Agreement, the Reorganization Agreement, any Other Reorganization Agreement or in any other agreement executed pursuant hereto or thereto, contains any untrue statement of material fact or omits to state any material fact necessary to make such statements, in light of the circumstances under which they were made, not false or misleading.

                 3.24 Accuracy of Representations and Warranties in Other Agreements. All of the representations and warranties made by MMC or NMS in the Reorganization Agreement and the Other Reorganization Agreements and, to the knowledge of MMC and NMS, all of the representations and warranties in such agreements made by the other parties thereto, were true and correct when made and remain true and correct on the date hereof, with the same force and effect as if made on the date hereof.

                 3.25 Direct Ownership of Assets. Substantially all of the properties and assets of each of the Founding Companies used in connection with their respective businesses are owned directly by such Founding Companies and not through subsidiaries or other Persons.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                                     OF EDS

                 EDS hereby represents and warrants to NMS and MMC that the following are true and correct as of the date of this Agreement and will be true and correct at and as of the date of the Closing, in each case as if made on such date:

                 4.1 Organization. EDS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.





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                 4.2     Authority.  EDS has all requisite corporate
         power and authority to enter into this Agreement and the other documents and agreements contemplated hereby, to purchase the Shares on the terms described in this Agreement, and to perform its other obligations contemplated by this Agreement.

                 4.3 Authorization. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action on the part of EDS.

                 4.4 Binding Agreement. This Agreement has been duly executed and delivered by EDS and constitutes a legal, valid and binding obligation of EDS enforceable against EDS in accordance with its terms, subject to bankruptcy and other similar laws of general application with respect to creditors and subject to principles of equity and public policy that affect specific enforceability of agreements generally.

                 4.5 No Conflicts. Neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a breach or violation of, or constitute a default under, the certificate of incorporation or bylaws of EDS, or any agreement, indenture or other instrument to which EDS is a party or by which EDS is bound or to which any of its properties is subject, nor will the performance by EDS of its obligations hereunder violate any Law or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or assets of EDS. No permit, consent, approval, authorization or order of any Governmental Authority or other Person is required in connection with the consummation by EDS of the transactions contemplated by this Agreement, except such as have been obtained and as otherwise contemplated by this Agreement.

                 4.6 No Brokers. No broker or finder has acted for or on behalf of EDS in connection with this Agreement or the transactions contemplated by this Agreement, and no broker or finder is entitled to any brokerage or finder's fee or commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of EDS.

                 4.7 Accredited Investor; Investment Intent. EDS is an "accredited investor" within the meaning of Rule 501 under the Securities Act. EDS is acquiring the NMS Shares for its own account and not for distribution or resale, with no present intention of distributing or reselling the NMS Shares or any part thereof; provided, however, that the disposition of EDS' property, including without limitation the NMS Shares, shall at all times remain within EDS' control.

                 4.8 ERISA. No part of the funds used by EDS to purchase the NMS Shares hereunder constitutes assets allocated to any "separate account" maintained by EDS in which any "employee benefit plan" (or its related trust) has any interest (as such terms are defined in Section 3 of ERISA).

                                   ARTICLE V
                             PRE-CLOSING COVENANTS

                 Each of MMC and NMS hereby agrees that from and after the date of execution of this Agreement and through the Funding and Consummation Date it will comply with each of the following covenants:

                 5.1 Additional Actions. Neither MMC nor NMS shall take any action that would adversely affect, or fail to take any action that would result in an adverse effect upon, the condition (financial or otherwise), business, operations, assets or prospects of NMS or MMC without the prior written consent of EDS.

                 5.2 Access. NMS and MMC shall permit EDS and their authorized agents or representatives reasonable access to, and make available for inspection, all of the assets and business of NMS, MMC and the Other Founding Companies, including their books and records, employees, customers and suppliers, and shall furnish EDS all documents, records and information with respect to the affairs of NMS, MMC and the Other Founding Companies as EDS and its agents or representatives may reasonably request.

                 5.3 Notification of Material Adverse Change. Prior to the Funding and Consummation Date, NMS and MMC shall promptly inform EDS in writing of any material adverse change in the condition (financial or otherwise), business, operations, assets or prospects of NMS, MMC or any of the Other Founding Companies of which they become aware.

                 5.4 Obtainment of Consents. As soon as practicable after the execution of this Agreement, but in any event prior to the Closing, NMS and MMC will use their respective best efforts to secure all necessary approvals and consents of third parties to the consummation of the transactions contemplated by this Agreement and the Reorganization Agreement.

                 5.5 Certain Transactions. Except as contemplated by the Reorganization Agreement, the Other Reorganization Agreements and the Registration Statement, neither NMS nor MMC will seek or solicit indications of interest, or seek or solicit offers, or negotiate or enter into any agreements, from or with any other person with respect to the sale of substantially all of the assets of NMS, MMC or any of the Other Founding Companies as an entirety, the sale of all of the capital stock NMS, MMC or any of the Other Founding Companies, the merger or consolidation of NMS, MMC or any of the Other Founding Companies or otherwise relating to the sale of the business of NMS, MMC or the Other Founding Companies.

                 5.6 Registration Statement. MMC will provide EDS with advance drafts of any and all versions of, or amendments or exhibits to, the Registration Statement that contain references to EDS or the transactions contemplated by this Agreement prior to the filing thereof with the Commission; provided, that if due to time constraints it is impracticable to provide complete drafts of any such version, MMC will provide EDS with only those portions of such drafts that contain references to EDS and the transactions contemplated by this Agreement, together with all such other portions as are reasonably necessary for EDS' review of such references in context. MMC will allow EDS a reasonable amount of time to review and comment on such portions of the Registration Statement. MMC will not file any Registration Statement containing any references to EDS without EDS' prior approval.

                                   ARTICLE VI
                              REGISTRATION RIGHTS

                 6.1 Piggyback Registration Rights. At any time following the Funding and Consummation Date, whenever MMC proposes to register any MMC Stock for its own or others' account under the Securities Act for a public offering, other than (i) any shelf registration of shares to be used as consideration for acquisitions of additional businesses by MMC, (ii) registrations relating to employee benefit plans and (iii) registrations relating to rights offerings made to the stockholders of MMC, MMC shall give EDS prompt written notice of its intent to do so. Upon the written request of EDS given within 30 days after receipt of such notice, MMC shall cause to be included in such registration all of the MMC Stock which EDS requests, provided that MMC shall have the right to reduce the number of shares included in such registration to the extent that inclusion of such shares would, in the opinion of tax counsel to MMC or its independent auditors, jeopardize the status of the transactions contemplated by the Reorganization Agreement and by the Registration Statement as a tax-free reorganization. In addition, if MMC is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 6.1 that the number of shares to be sold by persons other than MMC is greater than the number of such shares which can be offered without adversely affecting the offering, MMC may reduce pro rata the number of shares offered for the accounts of such persons (based upon the number of shares proposed to be sold by each such person) to a number deemed satisfactory by such managing underwriter, provided, that, for each such offering made by MMC after the IPO, such reduction shall be made first by reducing the number of shares to be sold by persons other than EDS, the Stockholders and the stockholders of the Other Founding Companies (collectively, EDS, the Stockholders and the stockholders of the Other Founding Companies being referred to herein as the "Founding Stockholders"), and thereafter, if a further reduction is required, by reducing the number of shares to be sold by the Founding Stockholders.

                 6.2 Demand Registration Rights. At any time after the date that is two years after the Funding and Consummation Date, the holders of a majority of the shares of MMC Stock issued to the Founding Stockholders pursuant to the Reorganization Agreement and the Other Reorganization Agreements that have not been previously registered or sold and that are not entitled to be sold under Rule 144(k)(or any successor provision) promulgated under the Securities Act may request in writing that MMC file a registration statement under the Securities Act covering the registration of shares of MMC Stock issued to such stockholders (including any stock issued as (or issuable upon the conversion or exchange of any convertible security, warrant, right or other security that is issued by MMC as) a dividend or other distribution with respect to, or in exchange for, or in replacement of such MMC Stock) then held by such stockholders (a "Demand Registration").

Within ten days of the receipt of such request, MMC shall give written notice of such request to all other of such stockholders and shall, as soon as practicable but in no event later than 45 days after notice from any such stockholder, file and thereafter use its best efforts to cause to become effective a registration statement covering all such shares. MMC shall be obligated to effect only one Demand Registration for all such stockholders and will keep such Demand Registration current and effective for not less than 120 days (or such shorter period as is required to sell all of the shares registered thereon).

                 Notwithstanding the foregoing paragraph, following such a demand a majority of MMC's disinterested directors (i.e., directors who have not demanded or elected to sell shares in any such public offering) may defer the filing of the registration statement for a 30 day period.

                 If at the time of any request for a Demand Registration MMC has plans to file within 60 days after such request a registration statement covering the sale of any of its securities in a public offering under the Securities Act, no registration of the MMC Stock held by the Founding Stockholders shall be initiated under this Section 6.2 until 90 days after the effective date of such registration unless MMC is no longer proceeding diligently to effect such registration; provided that MMC shall provide the Founding Stockholders the right to participate in such public offering pursuant to, and subject to, Section 6.1 hereof.

                 In addition, if the stockholders offering shares are advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 6.2 that the number of shares to be sold by such stockholders is greater than the number of such shares which can be offered without adversely affecting the offering, the stockholders offering shares may reduce pro rata the number of shares offered for the account of each stockholder (based upon the number of shares proposed to be sold by each such stockholder) to a number deemed satisfactory by such managing underwriter.

                 6.3 Registration Procedures. All expenses incurred in connection with the registrations under this Article VI (including all registration, filing, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by MMC. In connection with registrations under Sections 6.1 and 6.2, MMC shall (i) use its best efforts to prepare and file with the Commission, as soon as reasonably practicable, a registration statement with respect to the MMC Stock and use its best efforts to cause such registration to promptly become and remain effective for a period of at least 120 days (or such shorter period during which holders shall have sold all MMC Stock which they requested to be registered); (ii) use its best efforts to register and qualify the MMC Stock covered by such registration statement under applicable state securities laws as the holders shall reasonably request for the distribution of the MMC Stock; and (iii) take such other actions as are reasonable and necessary to comply with the requirements of the Securities Act and the regulations thereunder.

                 6.4 Underwriting Agreement. In connection with each registration pursuant to Sections 6.1 and 6.2 covering an underwritten registered public offering, MMC and each participating holder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of MMC's size and investment stature, including indemnification.

                 6.5 Availability of Rule 144. Notwithstanding any other provision of this Article VI, MMC shall not be obligated to register shares of MMC Stock held by EDS at any time when the resale provisions of Rule 144(k) (or any successor provision) promulgated under the Securities Act are available to EDS for such shares. In such event, MMC shall be required to deliver to EDS an opinion of counsel reasonably acceptable to EDS as to the availability of such resale provisions.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

                 7.1 Conditions to the Obligation of EDS to Close. The obligation of EDS to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions:

                          (a) The representations and warranties made by NMS and MMC herein shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

                          (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by NMS and MMC at or prior to the Closing shall have been performed or complied with in all material respects.

                          (c) There shall have been no material adverse change in the condition (financial or otherwise), business, operations, assets or prospects of MMC or NMS.

                          (d) As of the Closing, all of the conditions to closing contained in the Reorganization Agreement and each of the Other Reorganization Agreements shall have been satisfied in accordance with their terms and without waiver and each of NMS, MMC and the Other Founding Companies shall be prepared to contemporaneously effect the closing of the Merger and the IPO upon the terms provided in the Reorganization Agreement and the Other Reorganization Agreements and as described in Amendment No. 1.

                          (e) At the Closing, each of NMS and MMC shall have delivered to EDS a certificate, executed by its chief executive officer, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 7.1(a), (b), (c) and (d) of this Agreement.

                          (f) At the Closing, MMC shall have delivered to EDS copies of each of the following, in each case certified to be in full force and effect on the date of the Closing by the Secretary of MMC: (i) the Certificate of Incorporation of MMC certified by the Secretary of State of the State of Delaware as of a date not more than five days prior to the Closing; (ii) the Bylaws of MMC; and (iii) resolutions of the Board of Directors of MMC authorizing the execution, delivery and performance of this Agreement, the Reorganization Agreement, the Other Reorganization Agreements, the transactions contemplated hereby and thereby (including without limitation the consummation of the Merger), the issuance and sale of the MMC Shares and the IPO.

                          (g) At the Closing, NMS shall have delivered to EDS copies of each of the following, in each case certified to be in full force and effect on the date of the Closing by the Secretary of
         NMS: (i) the Certificate of Incorporation of NMS certified by the Secretary of State of the State of Florida as of a date not more than five days prior to the Closing; (ii) the Bylaws of NMS; and (iii) resolutions of the Board of Directors of NMS authorizing the execution, delivery and performance of this Agreement and the Reorganization Agreement, and the transactions contemplated hereby and thereby, and the issuance and sale of the NMS Shares.

                          (h) At the Closing, EDS shall have received the legal opinion of Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis, counsel for NMS, dated the date of the Closing, in form and content reasonably acceptable to EDS.

                          (i) At the Closing, EDS shall have received the legal opinion of Morgan, Lewis & Bockius LLP, counsel for MMC, dated the date of the Closing, in form and content reasonably acceptable to EDS.

                          (j) As of the Closing, no suit, action or other proceeding (excluding any such matter initiated by EDS) shall be pending or threatened before any Governmental Authority seeking to prohibit the Closing or the MMC Plan of Organization, or seeking damages against EDS, MMC or NMS as a result of the consummation of this Agreement or the MMC Plan of Organization.

                          (k) As of the Closing, all authorizations, approvals or permits of, or filings with any Governmental Authority, including state securities or "blue sky" offices, that are required by Law in advance of the lawful sale and issuance of the NMS Shares and the MMC Shares, shall have been duly obtained, and shall be effective as of the Closing.


                          (l) As of the Closing, there shall have been no material adverse change to the Registration Statement since Amendment No. 2.


                 7.2 Conditions to the Obligations of MMC and NMS to Close. The obligations of each of MMC and NMS to consummate the transactions contemplated hereby shall be subject to the satisfaction of each of the following conditions:

                          (a) The representations and warranties made by EDS herein shall be true and correct when made, and shall be true and correct as of the Closing as if made at the Closing.

                          (b) All covenants, agreements and conditions contained in this Agreement to be performed or complied with by EDS at or prior to the Closing shall have been performed or complied with in all material respects.

                          (c) At the Closing, EDS shall have delivered to MMC and NMS a certificate, executed by a duly authorized officer of EDS, dated the date of the Closing, certifying to the fulfillment of the conditions specified in Sections 7.2(a) and (b) of this Agreement.

                          (d) As of the Closing, no suit, action or other proceeding (excluding any such matter initiated by MMC, NMS or any Other Founding Company) shall be pending or threatened before any Governmental Authority seeking to restrain prohibit the Closing or the MMC Plan of Organization or seeking damages against EDS, MMC or NMS as a result of the consummation of this Agreement or the MMC Plan of Reorganization.

                                  ARTICLE VIII
                                  TERMINATION

                 8.1 Grounds for Termination. This Agreement may be terminated at any time prior to Closing:

                          (a)     By mutual agreement of MMC, NMS and EDS;

                          (b) By any of MMC, NMS or EDS if the Closing shall not have occurred on or before March 1, 1997, provided, however, that no party shall be entitled to terminate this Agreement under this
         Section 8.1(b) if the Closing has failed to occur because such party negligently or willfully failed to perform or observe in any material respect its covenants and agreements hereunder; or

                          (c) By EDS, if it becomes reasonably apparent to EDS that MMC has determined not to consummate the IPO.

                 8.2 Effect of Termination. In the event that the Closing does not occur as a result of any party hereto exercising its rights to terminate pursuant to this Article VIII, then this Agreement shall be null and void and, except as expressly provided herein, no party shall have any rights or obligations under this Agreement, except that nothing herein shall relieve any party from liability for any willful or negligent failure to perform or observe in any material respect any agreement or covenant contained herein. In the event the termination of this Agreement results from the willful or negligent failure of any party to perform in any material respect any agreement or covenant herein, then the other parties shall be entitled to all remedies available at law or in equity and shall be entitled to recover court costs and reasonable attorneys' fees in addition to any other relief to which such party may be entitled.

                                   ARTICLE IX
                              ADDITIONAL COVENANTS

                 9.1 Board Observer. From and after the Merger and for so long as EDS owns at least 25% of the MMC Shares received by EDS in connection with the Merger, EDS shall have the right to designate an observer to attend all meetings of the Board of Directors of MMC and EDS shall be given advance notice of all such meetings, and all advance materials, of the same character and at the same time as such notice and materials are provided to members of the Board of Directors of MMC.

                 9.2 EDI Relationship. MMC hereby agrees that it will afford EDS preferential treatment in the creation of an electronic data interchange ("EDI") relationship with respect to government sector and Blue Cross/Blue Shield matters that leverages the physician base of MMC and its subsidiaries and EDS' government sector and Blue Cross/Blue Shield relationships. Both parties agree that such a relationship shall not be to the financial or competitive detriment of MMC and its subsidiaries. MMC further agrees that prior to the first anniversary of the Funding and Consummation Date, neither it, any of the Founding Companies nor any future subsidiary will enter into any exclusive relationship for EDI services involving the government sector and Blue Cross/Blue Shield unless (i) EDS has publicly announced that it will no longer provide EDI services or (ii) in the good faith judgment of MMC, EDS has materially and repeatedly failed to provide satisfactory services to MMC. Notwithstanding anything to the contrary in the previous sentence, a future subsidiary (which is not a Founding Company or a subsidiary thereof as of the date of the Merger) may be a party to such a relationship if such relationship existed prior to its acquisition by MMC or a subsidiary of MMC and such relationship was not created in anticipation of such acquisition. MMC and EDS agree to cooperate in good faith to establish a business relationship for the provision of EDI and other services within 90 days following the Funding and Consummation Date.

                 9.3 Return of Funds. If for any reason whatsoever EDS tenders the Purchase Price pursuant to this Agreement and the Merger is not thereafter consummated in the manner contemplated by this Agreement and described in Amendment No. 1, then MMC and NMS shall cause the Purchase Price to be immediately returned to EDS by wire transfer of immediately available funds to an account identified to MMC or NMS in writing by EDS. MMC and NMS hereby represent and warrant that there is and will be no impediment to their compliance with this Section 9.3.

                                   ARTICLE X
                                 MISCELLANEOUS

                 10.1 Consent to Amendments; Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement shall not be amended or waived except upon the written agreement of NMS, MMC and EDS.

                 10.2 No Assignment. This Agreement may not be assigned by EDS to any Person other than a Person in which EDS owns a majority economic or voting interest without the prior written consent of NMS and MMC. This Agreement may not be assigned by NMS or MMC without the prior written consent of EDS. Any purported or attempted assignment in violation of this Section
10.2 shall be void ab initio.

                 10.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted so as to be effective and valid under applicable law. If any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                 10.4 Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not affect the interpretation of this Agreement.

                 10.5 Notices. Any notices required or permitted to be sent hereunder shall be delivered personally or mailed by certified mail, return receipt requested, or delivered by overnight courier service to the following addresses, or such other address as any party hereto designates by written notice to the others and shall be deemed to have been given upon delivery, if delivered personally, three days after mailing, if mailed, or one business day after delivery to the courier, if delivered by overnight courier service:

                          If to NMS, to:


                                  National Medical Systems, Inc.
                                  c/o Medical Manager Corporation
                                  3001 N. Rocky Point Drive
                                  Suite 100
                                  Tampa, FL  33607-1439
                                  Attention:  John H. Kang, President

               With a copy to:

                       Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis 2700 Barnett Plaza
                       101 East Kennedy Boulevard
                       Tampa, FL  33602
                       Attention:  Gary I. Teblum

               If to MMC, to:

                       Medical Manager Corporation
                       3001 N. Rocky Point Drive
                       Suite 100
                       Tampa, FL  33607-1439
                       Attention:  Michael A. Singer, Chief Executive Officer

               With a copy to:

                       Morgan, Lewis & Bockius LLP
                       101 Park Avenue
                       New York, NY  10178
                       Attention:  Christopher T. Jensen

               If to EDS, to:

                       Electronic Data Systems Corporation
                       5400 Legacy Drive
                       Plano, Texas  75024-3105
                       Attention:  President Healthcare SBU

               With a copies to:

                       Electronic Data Systems Corporation
                       5400 Legacy Drive
                       Plano, Texas  75024-3105
                       Attention:  General Counsel

                       and

                                  Baker & Botts, L.L.P.
                                  2001 Ross Avenue
                                  Dallas, Texas 75201
                                  Attention: Michael A. Saslaw

                 10.6 Governing Law. This Agreement shall be governed in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.

                 10.7 Entire Agreement. This Agreement constitutes the entire agreement of the parties concerning the transactions contemplated hereby, and supersedes all prior agreements and understandings, written or oral, regarding the subject matter hereof.

                 10.8     Expenses.   Each party to this Agreement shall bear
and be responsible for its own costs and expenses with respect to this Agreement and the transactions contemplated hereby, including without limitation fees of its respective legal counsel, consultants and accountants; provided, however, that NMS shall pay the fees and expenses of Morgan Stanley & Co. earned or incurred in connection with its representation associated with this Agreement and the transactions contemplated hereby.

                 10.9     Indemnification.

                          (a) NMS and MMC shall jointly and severally indemnify, defend and hold harmless EDS and EDS' stockholders, directors, officers, agents, attorneys and affiliates (each, an "EDS Indemnified Person"), from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, reasonable fees and expenses of counsel incurred by such EDS Indemnified Person in connection with any investigative, administrative or judicial proceeding, whether or not any such EDS Indemnified Person shall be designated a party thereto) which may be incurred by such EDS Indemnified Person as a result of any misrepresentation or breach of warranty or the nonperformance of any obligation on the part of MMC or NMS under this Agreement or that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in any registration statement or prospectus relating to the IPO or any registration statement or prospectus contemplated by Article VI of this Agreement; provided, that no EDS Indemnified Person shall have the right to be indemnified under this Section 10.9 for liabilities, losses, damages, costs and expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in any registration statement or prospectus relating to the IPO or any registration statement or prospectus contemplated by Article VI of this Agreement in reliance upon and in conformity with information furnished for inclusion therein by EDS.

                          (b) EDS shall indemnify, defend and hold harmless MMC and NMS and their respective stockholders, directors, officers, agents, attorneys and affiliates (each, a "MMC/NMS Indemnified Person"), from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, reasonable fees and expenses of counsel incurred by such MMC/NMS Indemnified Person in connection with any investigative, administrative or judicial proceeding, whether or not any such MMC/NMS Indemnified Person shall be designated a party thereto) which may be incurred by such MMC/NMS Indemnified Person as a result of any misrepresentation or breach of warranty or the nonperformance of any obligation on the part of EDS under this Agreement or that arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made by MMC or NMS in any registration statement or prospectus relating to the IPO or any registration statement or prospectus contemplated by Article VI of this Agreement in reliance upon and in conformity with information furnished for inclusion therein by EDS.

                          (c)     Notwithstanding the other provisions of this
         Section 10.9, no Person shall have the right to be indemnified hereunder for liabilities, losses, damages, costs and expenses resulting from his or its gross negligence, wilful misconduct or wilful breach of this Agreement.

                 10.10 Public Announcements. Except as set forth in the following sentence, the parties to this Agreement agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other party and exercise reasonable efforts to (i) agree upon the text of a joint public announcement or statement to be made by both of such parties or (ii) obtain approval of the other parties to the text of a public announcement or statement to be made solely by NMS, MMC or EDS, as the case may be. Except as provided in Section 5.6, nothing contained in this Section 10.10 shall be construed to require any party to obtain approval of any other party to disclose information with respect to any disclosure (i) required by applicable law or by any applicable rules, regulations or orders of any Governmental Authority having jurisdiction or (ii) necessary to comply with disclosure requirements of any applicable stock exchange.

                 10.11 Survival of Representations and Warranties. All representations and warranties contained in this Agreement or in any Related Agreement or in any certificate, document, or instrument delivered pursuant to this Agreement shall survive only until the close of business on the date that is two years after the date of the Closing, provided that the representations and warranties of MMC and NMS set forth in Sections 3.14, 3.18, 3.19 and 3.20 shall survive until the applicable statute of limitations period has expired and the representations and warranties of MMC and NMS set forth in Sections 3.3, 3.4, 3.6, and 3.13 (in the case of Section 3.13, solely with respect to the rights granted under Section 6.2) shall survive forever and without any limit upon duration.

                 10.12 No Third Party Beneficiaries. Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon (i) NMS, (ii) MMC, (iii) EDS, (iv) their respective successors and assigns to the extent permitted in Section 10.2 hereof and (v) the Indemnified Parties to the extent provided in Section 10.9 hereof; and no other person shall acquire or have any rights under or by virtue of this Agreement.

                 10.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

                 10.14    WAIVER OF JURY TRIAL.    EACH PARTY HERETO WAIVES
TRIAL BY JURY IN ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY COURT OF COMPETENT JURISDICTION.

                                                                   EXHIBIT 10.14



                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     EDS:
                                     ---

                                     ELECTRONIC DATA SYSTEMS CORPORATION



                                     By: /s/ W. Phillip Witcomb
                                        --------------------------------------
                                     Name:   W. Phillip Witcomb
                                          ------------------------------------
                                     Title: Division Vice President
                                           -----------------------------------
                                             Health Care SBU


                                     NMS:
                                     ---

                                     NATIONAL MEDICAL SYSTEMS, INC.



                                     By: /s/ John Kang
                                        --------------------------------------
                                     Name: John Kang
                                          ------------------------------------
                                     Title: President
                                           -----------------------------------



                                     MMC:
                                     ---

                                     MEDICAL MANAGER CORPORATION



                                     By: /s/ John Kang
                                        --------------------------------------
                                     Name: John Kang
                                          ------------------------------------
                                     Title: President
                                           -----------------------------------